Exhibit 1.3

ALCOA CORPORATION

12,958,767 Shares

Common Stock, Par Value $0.01 Per Share

UNDERWRITING AGREEMENT

April 26, 2017

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

As representatives of the several Underwriters

named in Schedule I hereto,

1. Introductory. (a) The stockholders named in Schedule II hereto (the “Selling Stockholders”) propose to sell (the “Offering”) to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, a total number of 12,958,767 shares (the “Shares”) of common stock of Alcoa Corporation, a Delaware corporation (the “Company”), par value $0.01 per share (the “Common Stock”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

(b) Arconic Inc., a corporation organized under the laws of Pennsylvania (“Arconic”), holds as of the date hereof an aggregate of 12,958,767 shares of Common Stock. On April 25, 2017, Arconic entered into a debt transaction agreement with the Selling Stockholders, as supplemented on the date hereof by the pricing supplement (the “Debt Transaction Agreement” and, together with this Agreement, the “Transaction Documents”), whereby Arconic will transfer to the Selling Stockholders the Shares in exchange for indebtedness of Arconic held by the Selling Stockholders.

(c) At or prior to the time when sales of the Shares were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): (i) the Pricing Prospectus (as defined below) dated April 26, 2017, (ii) each “free writing prospectus” (as defined pursuant to Rule 405 under the Act) identified in Schedule III hereto and (iii) the other information identified in Schedule IV hereto.

(d) Each of the Company, Arconic and the Selling Stockholders acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company, Arconic and the Selling Stockholders with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, Arconic, the Selling Stockholders or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, Arconic, the Selling Stockholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company, Arconic and the Selling Stockholders shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company, Arconic or any Selling Stockholder with respect thereto. Any review by the Underwriters of the Company, Arconic, the Selling Stockholders, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company, Arconic or the Selling Stockholders.

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter, each Selling Stockholder and Arconic that:

(a)

A registration statement on Form S-1 (File No. 333-215606) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than any post-effective amendments thereto that have been declared effective by the Commission and a registration statement, if any, increasing the size of the offering (the “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission (the “Rules and Regulations”) under the Act, each in form heretofore delivered to the Underwriters); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the best of the Company’s knowledge, threatened by the Commission; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430A and 430C under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus, as amended and supplemented immediately prior to the Time of Sale is hereinafter called the “Pricing Prospectus”; the form of the final prospectus, relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement and any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in each case after the date of such Preliminary Prospectus or the Prospectus, as the case may be; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”.

(b)	On its effective date and on the Closing Date (as defined below), the Registration Statement conformed, and will conform, in all respects to the requirements of the Act and Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; as of its date and on the Closing Date, the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of the Time of Sale and on the Closing Date, the Time of Sale Information did not and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions from any of such documents made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that such information solely consists of the following information in the Pricing Prospectus and the Prospectus (collectively, the “Underwriter Information”): the name set forth in the table after the first paragraph of text under “Underwriting (Conflicts of Interest)”, the second sentence of the third paragraph of text under “Underwriting (Conflicts of Interest)” regarding the terms of the offering and the paragraph under the sub-heading “Stabilization and Short Positions” under the heading “Underwriting (Conflicts of Interest)”, or information relating to Arconic furnished to the Company in writing by Arconic expressly for use therein, it being understood and agreed that the such information solely consists of the following information in the Registration Statement, Pricing Prospectus and the Prospectus (collectively, the “Arconic Information”): the information in the row beginning with “Arconic Inc.” in the table in the section entitled “Principal and Selling Stockholders” and the information appearing under the heading “Underwriting Conflicts of Interest)—The Debt-For-Equity Exchange”.

(c) The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of any offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act, (ii) the Pricing Prospectus, (iii) the Prospectus, (iv) the documents listed in Schedule III hereto, (v) any electronic roadshow or other written communications, in each case, approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Act (to the extent required thereby) and, when taken together with the Pricing Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information or the Arconic Information.

(d) The financial statements and the related schedules and notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus, present fairly in all material respects the consolidated financial position of the entities to which they relate as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis, and the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein, except as may be expressly stated in the related notes thereto. The selected financial data and the summary financial information set forth in the Registration Statement and the Prospectus present fairly in all material respects the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement and the Prospectus. The pro forma financial statements of the Company and its subsidiaries and the related notes thereto included in the Registration Statement and Prospectus present fairly in all material respects the information contained therein, have been prepared in accordance with the rules and guidelines of the Commission with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transaction and circumstances referred to therein. The statistical and market related data and forward looking statements included or incorporated by reference in the Registration Statement and Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent good faith estimates that are made on the basis of data derived from such sources.

(e) Except as otherwise disclosed in the Registration Statement or the Prospectus, within the past three years, neither the Company nor any of its significant subsidiaries nor, to the knowledge of the Company, any director, officer, or employee, any agent or representative of the Company or of any of its significant subsidiaries, has taken any action, when acting on behalf of the Company or such significant subsidiaries, that would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) (including any foreign political party or official thereof or any candidate for foreign political office) in contravention of the FCPA; and, except as otherwise disclosed in the Registration Statement or the Prospectus, the Company and its significant subsidiaries have instituted and maintain policies and procedures designed to promote and achieve compliance in all material respects therewith.

(f) The Company, the operations of the Company and its significant subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including, to the extent applicable, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA Patriot Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company and its significant subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in such jurisdictions (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its significant subsidiaries with respect to the Anti-Money Laundering Laws is pending, or, to the best knowledge of the Company, threatened, except for any noncompliance or action, suit or proceeding that will not, individually or in the aggregate, have a material adverse effect on the ability of the Underwriters to sell the Shares in the manner contemplated by the Prospectus or on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole.

(g) (i) To the best knowledge of the Company, neither the Company nor any of its significant subsidiaries, nor any director, officer, or employee thereof, nor, to the knowledge of the Company, any agent or representative of the Company or any of its significant subsidiaries, is an individual or entity (“Person”) or is majority-owned or controlled by a Person:

(A)	with whom dealings are prohibited by any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) or Her Majesty’s Treasury (“HMT”) (collectively, “Sanctions”), nor

(B)	located, organized or resident in a country or territory that is the subject of Sanctions that broadly restrict or prohibit dealings with that country or territory (as of the date hereof, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Company and its subsidiaries will not, directly or, to the knowledge of the Company, indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, in each case in a manner that would result in a violation of Sanctions by any Person.

(h) There has not occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Information provided to prospective purchasers of the Shares.

(i) Subsequent to the respective dates as of which information is given in the Time of Sale Information and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction, (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends and (iii) there has not been any material change in the capital stock, short term debt or long term debt of the Company and its subsidiaries, except in each case as would be not be material to the Company and its subsidiaries, taken as a whole, or as described in each of the Registration Statement and the Prospectus, respectively.

(j) The Company and each of its significant subsidiaries (i) has been duly organized, is validly existing and is in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the Time of Sale Information and the Prospectus, and to enter into and perform its obligations under this Agreement and (ii) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect (as defined below) or a material adverse effect on the sale and delivery of the Shares or the consummation of the transactions contemplated hereby. For the purposes of this Agreement, a “Material Adverse Effect” means a materially adverse effect on the business, assets, operations or financial condition of the Company and its subsidiaries, taken as a whole.

(k) This Agreement has been duly authorized, executed and delivered by the Company and, when duly executed and delivered in accordance with its terms by each of the other parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms except as enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights (collectively, the “Enforceability Exceptions”).

(l) The Company has an authorized capitalization as set forth in the Registration Statement, Time of Sale Information and the Prospectus and all of the issued shares of capital stock of the Company, including the Shares, have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Common Stock contained in Registration Statement, Time of Sale Information and Prospectus; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in the Time of Sale Information and the Prospectus or permitted by the terms of any financing agreements described in the Time of Sale Information and the Prospectus.

(m) Neither the Company nor any of its significant subsidiaries is (i) in violation of its charter, bylaws or other constitutive document or (ii) in default under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its significant subsidiaries may be bound, except, in the case of clause (ii) above, for such defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby and in the Time of Sale Information and the Prospectus (i) will not result in any violation of the provisions of the charter, bylaws or other constitutive document of the Company or any significant subsidiary, (ii) will not conflict with or constitute a breach of, or default under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its significant subsidiaries may be bound, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any significant subsidiary, except in the case of clauses (ii) and (iii) above, for such conflicts, breaches, defaults or violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or a material adverse effect on the sale and delivery of the Shares or the consummation of the transactions contemplated hereby.

(n) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the sale of the Shares or the consummation of the transactions contemplated hereby, except for (i) the registration under the Act of the Shares and (ii) for such consents, approvals, authorizations, registrations or qualifications as (A) may be required under state securities or Blue Sky laws or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Shares by the Underwriters, (B) will have been obtained or made on or prior to the closing of the Offering or (C) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the sale and delivery of the Shares or the consummation of the transactions contemplated hereby.

(o) Other than proceedings accurately described in all material respects in the Registration Statement, Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending or, to the best of the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or a material adverse effect on the sale and delivery of the Shares or the consummation of the transactions contemplated hereby.

(p) PricewaterhouseCoopers LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included or incorporated by reference in the Registration Statement, Time of Sale Information and the Prospectus, are independent public or certified public accountants within the meaning of the Public Company Accounting Oversight Board.

(q) The Company and its significant subsidiaries have good and marketable title in fee simple (or the equivalent in foreign jurisdictions) to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its significant subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Information and the Prospectus, permitted by the terms of any financing agreements described in the Time of Sale Information and the Prospectus, or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its significant subsidiaries; and any real property and buildings held under lease by the Company and its significant subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its significant subsidiaries, in each case except as described in the Time of Sale Information and the Prospectus.

(r) The Company is not and, after giving effect to the offering and sale of the Shares by the Selling Stockholders, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(s) Except as disclosed in the Time of Sale Information and the Prospectus or as would not reasonably be expected to result in a Material Adverse Effect: (i) each of the Company and its subsidiaries, and their respective operations and facilities, are in compliance with, and not subject to any known liabilities under, applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Company or its subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof, (ii) neither the Company nor any of its subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law, (iii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Company or any of its subsidiaries based on or pursuant to any Environmental Law pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, (iv) neither the Company nor any of its subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law, (v) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its subsidiaries and (vi) there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Emission or threatened Emission of any Material of Environmental Concern, that could reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Company or any of its subsidiaries, including without limitation, any such liability which the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

(t) For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health, including without limitation, those relating to (i) the Emission or threatened Emission of Materials of Environmental

Concern; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Emission” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

(u) Except as would not reasonably be expected to result in a Material Adverse Effect, the Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company and its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA, to the extent applicable. “ERISA Affiliate” means, with respect to the Company or a subsidiary of the Company, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company or such subsidiary is a member. Except as would not reasonably be expected to result in a Material Adverse Effect, no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. Except as would not reasonably be expected to result in a Material Adverse Effect, no “employee benefit plan” established or maintained by the Company or its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Except as would not reasonably be expected to result in a Material Adverse Effect, neither the Company or its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Except as would not reasonably be expected to result in a Material Adverse Effect, each “employee benefit plan” established or maintained by the Company or its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is reasonably expected to be so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification).

(v) Neither the Company nor any of its significant subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them, the Selling Stockholders, Arconic or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(w) Neither the Company nor any affiliate of the Company has taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(x) Neither the Company nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Shares to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(y) At the time of filing, the Initial Registration Statement the Company was not, and as of the Time of Sale is not, an “ineligible issuer,” as defined under Rule 405 under the Act.

(z) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Time of Sale Information and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(aa) The Company and its subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(bb) Except as set forth in the Time of Sale Information and the Prospectus, as of the Time of Sale, the Company will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith and the rules of the New York Stock Exchange (“NYSE”) that are effective and applicable to the Company.

3. Representations and Warranties of Arconic. Arconic represents and warrants to, and agrees with, each Underwriter, the Company and each Selling Stockholder that:

(a) Each of the Transaction Documents has been duly authorized, executed and delivered by Arconic and, when duly executed and delivered in accordance with its terms by each of the other parties thereto, will constitute a valid and legally binding agreement of Arconic enforceable against Arconic in accordance with its terms, subject to the Enforceability Exceptions.

(b) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance by Arconic of each of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents by Arconic, except for (i) the registration under the Act of the Shares and (ii) for such consents, approvals, authorizations, registrations or qualifications as (A) may be required under state securities or Blue Sky laws or the rules and regulations of FINRA in connection with the purchase and distribution of the Shares by the Underwriters, (B) will have been obtained or made on or prior to the closing of the Offering or (C) would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the sale and delivery of the Shares or the ability of Arconic to consummate the transactions contemplated by the Transaction Documents; Arconic has the power and authority to enter into and perform its obligations under the Transaction Documents and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholders hereunder.

(c) The execution, delivery and performance by Arconic of each of the Transaction Documents and the consummation by Arconic of the transactions contemplated by the Transaction Documents (i) will not result in any violation of the provisions of the charter, bylaws or other constitutive document of Arconic, (ii) will not conflict with or constitute a breach of, or default under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which Arconic is a party or by which it may be bound and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to Arconic, except in the case of clauses (ii) and (iii) above, for such conflicts, breaches, defaults or violations as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the sale and delivery of the Shares or the ability of Arconic to consummate the transactions contemplated by the Transaction Documents

(d) The Registration Statement, the Pricing Prospectus, the Prospectus and the Issuer Free Writing Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however that Arconic’s representations and warranties under this Section are limited solely to the Arconic Information.

(e) Arconic has not taken, directly or indirectly, any action designed to or that may be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(f) Arconic’s entry into the Debt Transaction Agreement and this Agreement, and Arconic’s consummation of the transactions contemplated by the Debt Transaction Agreement and by this Agreement to occur on the Closing Date is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Registration Statement, the Time of Sale Information and the Prospectus or any amendment or supplement thereto.

4. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder severally represents and warrants to, and agrees with, each Underwriter, the Company and Arconic that:

(a) Such Selling Stockholder has, and immediately prior to the Closing Date, such Selling Stockholder will have, valid title to, or a valid “security entitlement” pursuant to Section 8-102(a)(17) of the New York Uniform Commercial Code (the “NYUCC”) in respect of, the Shares free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, and to sell, transfer and deliver the Shares or a security entitlement in respect of the Shares. Each Underwriter that has purchased the Shares delivered at the Closing Date to The Depository Trust Company (“DTC”) by making payment therefore as provided herein, and that has the Shares credited by book entry to the “securities account” or “securities accounts” (within the meaning of Section 8-501(a) of the NYUCC) will acquire a security entitlement to the Shares purchased by such Underwriter, and no action based on an “adverse claim” (within the meaning of Section 8-102(a)(1) of the NYUCC) may be asserted against such Underwriter with respect to the Shares. For purposes of this representation, each Selling Stockholder may assume that when such payment, delivery (if necessary) and crediting occur, (i) the Shares will have been registered in the name of Cede & Co. or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (ii) DTC is a “securities intermediary” within the meaning of Section 8-102(a)(14) of the NYUCC, (iii) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the NYUCC, and (iv) the several Underwriters have no notice (within the meaning of Section 8-105 of the NYUCC) of any adverse claim.

5. Purchase, Offering and Delivery. (a) (i) Each Selling Stockholder hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Selling Stockholders the respective number of Shares set forth opposite such Underwriter’s name in Schedule I hereto at a purchase price of $35.91 per share (the “Purchase Price”).

(b) The Representatives have advised the Company, Arconic and the Selling Stockholders that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in the judgment of the Representatives is advisable. The Company, Arconic and the Selling Stockholders acknowledge and agree that the Underwriters may offer and sell the Shares to or through any affiliate of an Underwriter and that such affiliate may offer and sell the Shares purchased by it to or through any Underwriter.

(c) (i) The Shares to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Underwriter may request upon prior notice to the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to the Representatives, through the facilities of DTC, for the account of each Underwriter, against payment for the Shares in Federal or other funds immediately available in New York City. The time and date of delivery and payment with respect to the Shares shall be 10:00 a.m., New York City time, on May 4, 2017 or such other time and date as the Representatives, Arconic and the Selling Stockholders may agree upon in writing (such date and time of delivery and payment being herein called the “Closing Date”), provided that the date and time and place of the Closing Date shall be on the same date as and promptly after, and at the same place as, the closing of the Debt Exchange (as defined in the Debt Transaction Agreement).

(d) The Shares and the documents to be delivered on the Closing Date, by or on behalf of the parties hereto, will be delivered at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019-7475.

6. Covenants of the Company. The Company covenants and agrees with the several Underwriters, Arconic and each Selling Stockholder that in connection with the offering of the Shares:

(a) The Company will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Act and will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) not later than the time required by such rules.

(b) Prior to the Closing Date, the Company will advise the Representatives promptly of any proposal to prepare, use, authorize, approve, refer to or file any Issuer Free Writing Prospectus or to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed Issuer Free Writing Prospectus or amendment or supplement and the Company will also advise the Representatives promptly of any use, authorization, approval, reference to or filing of any Issuer Free Writing Prospectus, the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings or any proceedings pursuant to Section 8A of the Act in respect of the Registration Statement or of any parts thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c) (1) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, or required to be delivered but for Rule 172 under the Act (the “Prospectus Delivery Period”), any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (b) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 8.

(d) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any prospectus, any related preliminary prospectus supplement, any related Issuer Free Writing Prospectus, any Time of Sale Information, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as are reasonably requested.

(e) The Company will arrange for the qualification of the Shares and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution, provided that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.

(f) The Company will cause the Shares to be duly authorized for listing by NYSE as promptly as practicable after the Closing Date.

(g) During the period of three years after the date of this Agreement, the Company will furnish to the Representatives (i) as soon as available, a copy of each definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, unless it is otherwise available on the Commission’s EDGAR system, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.

(h) The Company will pay all expenses incident to the performance of its obligations under this Agreement, including all (i) registration, qualification and filing fees, (ii) fees and expenses of compliance with securities or blue sky Laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications within the United States of the Shares), (iii) printing expenses, messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by the Company’s independent certified public accountants of comfort letters customarily requested by underwriters), and (v) fees and expenses of listing the Shares on the NYSE and the filing fee of FINRA relating to the Shares.

(j) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

(k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111 under the Act.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Shares will be subject to the accuracy of the representations and warranties on the part of the Company, Arconic and each Selling Stockholder herein, to the accuracy of the statements of Company, Arconic and each Selling Stockholder’s officers made pursuant to the provisions hereof, to the performance by the Company, Arconic and each Selling Stockholder of its obligations hereunder and to the following additional conditions precedent:

(a) The Representatives shall have received a letter, dated as of the date of this Agreement, of PricewaterhouseCoopers LLP, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement.

(b) The Representatives shall have received a certificate, dated the date of this Agreement and on the Closing Date, in form and substance satisfactory to the Representatives, of the chief financial or accounting officer of the Company with respect to certain financial data contained in each of the Time of Sale Information and the Prospectus.

(c) The Prospectus and each Issuer Free Writing Prospectus (if required by Rule 433 under the Act) shall have been filed with the Commission in accordance with the Rules and Regulations and Section 6(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any parts thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

(d) Subsequent to the earlier of (A) the Time of Sale and (B) the execution of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters, including any Representative, materially impairs the investment quality of the Shares, (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), (iii) any suspension or limitation of trading in securities generally on the NYSE, or the setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on such exchange or in the over-the-counter market, (iv) any banking moratorium declared by Federal or New York authorities or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, including any Representative, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Shares.

(e) The Representatives shall have received an opinion, dated the Closing Date, from Cleary Gottlieb Steen & Hamilton LLP, counsel for the Company, with respect to such matters and in such form as is reasonably satisfactory to the Representatives.

(f) The Representatives shall have received an opinion, dated the Closing Date, from Cravath, Swaine & Moore LLP, counsel for the Selling Stockholders, with respect to such matters and in such form as is reasonably satisfactory to the Representatives.

(g) The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement, the Time of Sale Information, the Prospectus and other related matters as they may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h) The Representatives shall have received a certificate, dated the Closing Date, of the Chief Executive Officer or any Vice-President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any parts thereof has been issued and no proceedings for that purpose or pursuant to Section 8A of the Act have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company and its subsidiaries considered in the aggregate, except as set forth in or contemplated by the Time of Sale Information and the Prospectus.

(i) The Representatives shall have received a certificate, dated the Closing Date, of the Chief Executive Officer or any Vice-President and a principal financial or accounting officer of Arconic in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Arconic in this Agreement are true and correct, that Arconic has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(j) The Representatives shall have received a letter, dated the Closing Date, of PricewaterhouseCoopers LLP, in form and substance satisfactory to the Underwriters, which reconfirms the matters set forth in their letter delivered pursuant to subsection (a) of this Section and covers any additional financial information included in the Prospectus (which is not covered by their letter delivered pursuant to subsection (a) of this Section).

(k) The Debt Exchange (as defined in the Debt Transaction Agreement) shall have occurred in accordance with the terms of the Debt Transaction Agreement and without giving effect to any wavier of a material condition or any material amendment not consented to by the Representatives.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents they reasonably request.

8. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, each Selling Stockholder and Arconic against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, such Selling Stockholder or Arconic may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing

Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter, each Selling Stockholder and Arconic for any legal or other expenses reasonably incurred by such Underwriter, such Selling Stockholder or Arconic in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any such documents in reliance upon and in conformity with the Underwriter Information or the Arconic Information.

(b) Arconic will indemnify and hold harmless each Underwriter, each Selling Stockholder and the Company against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, such Selling Stockholder or the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any of such documents in reliance upon and in conformity with the Arconic Information, and will reimburse each Underwriter, each Selling Stockholder and the Company for any legal or other expenses reasonably incurred by such Underwriter, such Selling Stockholder or the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that Arconic will not be liable in any such case for any amount arising under this subsection (b) in excess of the proceeds from the Offering after deducting any underwriting discounts and commissions received by the Underwriters, but without deducting any expenses of the Company or the Selling Stockholders (the “Net Proceeds”).

(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each Selling Stockholder and Arconic against any losses, claims, damages or liabilities, joint or several, to which the Company, each Selling Stockholder or Arconic may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any of such documents in reliance upon and in conformity with the Underwriter Information, and will reimburse the Company, each Selling Stockholder or Arconic for any legal or other expenses reasonably incurred by the Company, such Selling Stockholder or Arconic in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that actual conflicts of interest exist between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there are legal defenses relating to a material aspect of such action available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to control, and otherwise participate in, the defense of such action and the indemnifying party will reimburse any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending such action as such expenses are incurred. Notwithstanding anything to the contrary herein, no indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

(e) If recovery is not available under the foregoing indemnification provisions of this Section, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. Each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, Arconic and the Underwriters from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, Arconic and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other equitable considerations appropriate under the circumstances. The benefits received by the Company shall be deemed to be the total Net Proceeds from the offering received by the Selling Stockholders, and benefits received by the Underwriters shall be deemed to be the total underwriting discounts and commissions, in each case as set forth in the table on the cover page of the Prospectus. Benefits received by Arconic shall be deemed to be the amount of the Arconic Debt (as defined in the Debt Transaction Agreement) exchanged for the Common Stock pursuant to the terms of the Debt Transaction Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Arconic Information and the Underwriter Information and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter and its controlling persons have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters’ obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company and Arconic under this Section shall be in addition to any liability which the Company and Arconic may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of each of the Company, to each officer of the

Company who has signed any of the Registration Statements or any parts thereof and to each person, if any, who controls any of the Company and Arconic within the meaning of the Act.

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase the Shares under this Agreement on the Closing Date and the number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of the Shares to be purchased on such date, the Representatives may make arrangements satisfactory to the Company, Arconic and the Selling Stockholders for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, as the case may be, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under this Agreement, to purchase the Shares that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the number of the Shares with respect to which such default or defaults occur exceeds 10% of the total number of the Shares to be purchased on such date and arrangements satisfactory to the Representatives, the Company, Arconic and the Selling Stockholders for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company, Arconic or any Selling Stockholder, except as provided in Section 12. In all other cases, unless otherwise specified in this Agreement, if any Underwriter or Underwriters default in their obligations to purchase Shares under the terms of this Agreement and arrangements satisfactory to the Representatives, the Company, Arconic or the Selling Stockholders for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company, Arconic or any Selling Stockholder, except as provided in Section 12. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Shares, if at any time prior to such delivery and payment the Selling Stockholders fail to tender the shares of Common Stock for delivery to the Underwriters due to a failure by Arconic to transfer the shares of Common Stock to the Selling Stockholders in accordance with the terms of the Debt Transaction Agreement.

11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company and Arconic or its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, Arconic or the Selling Stockholders or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Shares. If for any reason the purchase of the Shares by the Underwriters under this Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6 and the respective obligations of the Company and the Underwriters pursuant to Section 9 shall remain in effect.

12. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that is not an “issuer free writing prospectus as defined in Rule 433 under the Act that contains only preliminary terms of the Shares and offering or information permitted by Rule 134 under the Act, (ii) any Issuer Free Writing Prospectus prepared pursuant to Section 1(b) or Section 5(c) above (including any electronic road show) or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing.

(b) It is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

(c) It will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Act.

13. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telecopied and confirmed to the Representatives at: Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, facsimile number 1-646-291-1469 and Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, or, if sent to the Company, will be mailed, delivered or telecopied and confirmed to it at: Alcoa Corporation, 201 Isabella Street, Pittsburgh, Pennsylvania 15212, Attention: General Counsel, facsimile number 1-412-992-5440 with a copy to Alcoa Corporation, 390 Park Avenue, New York, New York 10022, Attention: Chief Financial Officer, facsimile number 212-518-5491, or, if sent to Arconic, will be mailed, delivered or telecopied and confirmed to it at: Arconic Inc., 390 Park Avenue, New York, New York 10022, Attention to Chief Legal Officer, facsimile number 1-212-836-2816 with a copy to Arconic Inc., 390 Park Avenue, New York, New York 10022, Attention: Chief Financial Officer, facsimile number 1-212-836-2813, or, if sent to any Selling Stockholder, will be mailed, delivered or telecopied and confirmed to it as set forth in Schedule II hereto.

14. Successors. This Agreement will inure to the benefit of and be binding upon the Company, Arconic, the Selling Stockholders and the Underwriters and their respective successors and the officers and directors and controlling persons referred to in Section 10, and no other person will have any right or obligation hereunder.

15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

16. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18. Certain Defined Terms. For purposes of this Agreement, (a) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (b) the term “subsidiary” has the meaning set forth in Rule 405 under the Act; (c) the term “significant subsidiary” has the meaning set forth in Rule 405 of the Act, (e) the term “written communication” has the meaning set forth in Rule 405 under the Act and (f) the term “controlling person” has the meaning set forth in Section 15 of the Act or Section 20 of the Exchange Act.

[Signature Page Follows]

Very truly yours,

Alcoa Corporation

By	/s/ William F. Oplinger
	Name:	William F. Oplinger
	Title:	Executive Vice President and Chief Financial Officer

Arconic Inc.

By	/s/ Peter Hong
	Name:	Peter Hong
	Title:	Vice President and Treasurer

Citigroup Global Markets Inc., as Selling Stockholder

By	/s/ John Tucker
	Name:	John Tucker
	Title:	Managing Director

Credit Suisse Securities (USA) LLC, as Selling Stockholder

By	/s/ David Hammond
	Name:	David Hammond
	Title:	Managing Director

Accepted as of the date first written above.

CITIGROUP GLOBAL MARKETS INC.

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

CITIGROUP GLOBAL MARKETS INC.

By	/s/ Joshua Li
	Name:	Joshua Li
	Title:	Managing Director

[Signature Page to the Underwriting Agreement]

Accepted as of the date first written above.

CREDIT SUISSE SECURITIES (USA) LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

CREDIT SUISSE SECURITIES (USA) LLC

By	/s/ Santiago Gilfond
	Name:	Santiago Gilfond
	Title:	Managing Director

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Shares to be Purchased

Citigroup Global Markets Inc.	7,127,322
Credit Suisse Securities (USA) LLC	5,831,445

Total	12,958,767

SCHEDULE II

Selling Stockholders	Number of Shares to be Sold

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013 Attention: Liability Management Group Facsimile No.: 347-767-2785	7,127,322
Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, New York 10010 Attention: LCD-IBD Facsimile: 212-325-4296	5,831,445

Total	12,958,767

SCHEDULE III

Issuer Free Writing Prospectuses:

None.

SCHEDULE IV

Schedule of other information included in the Time of Sale Information

Number of Shares: 12,958,767

Price per Share to Public: Variable